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                                                                     EXHIBIT 4.8

                               [TODCO LETTERHEAD]

________________, 2004

[INSERT NAME]
[INSERT ADDRESS]

Dear _________:

Effective as of ____________ (the "Award Date"), TODCO (the "Company") hereby grants to you ________ restricted shares ("Restricted Stock") of the Company's Class A Common Stock ("Common Stock") in accordance with the TODCO Long-Term Incentive Plan (the "Plan"). Your award is more fully described in the attached Appendix A, Terms and Conditions of Employee Restricted Stock Award.

Unless otherwise provided in the attached Appendix A, one-third (1/3) of your shares of Restricted Stock shall become vested as of each one (1)-year anniversary of the Award Date, such that all of your shares of Restricted shall have become fully (100%) vested as of the third (3rd) anniversary of the Award Date. You must be in continuous employment from the Award Date through the date on which each installment of shares vests (a "Vesting Date"), in order for your Restricted Stock award to become vested with respect to additional shares on such Vesting Date. In no event shall any additional shares vest after your termination of employment for any reason (temporarily or permanently). In the event that a Vesting Date is a Saturday, Sunday or holiday, such particular installment of shares will instead vest on the first business day immediately following the Vesting Date.

Your Restricted Stock is subject to the terms and conditions set forth in the enclosed Plan, any additional terms and conditions set forth in the attached Appendix A and the Prospectus for the Plan, and any rules and regulations adopted by the Executive Compensation Committee of the Company's Board of Directors.

This award letter and the attachments contain the formal terms and conditions of your award and accordingly should be retained in your files for future reference.

Very truly yours,

Jan Rask
President and Chief Executive Officer

Enclosures

                                   APPENDIX A
                                 TO AWARD LETTER
                                      DATED
                               [_________________]

                             TERMS AND CONDITIONS OF
                         EMPLOYEE RESTRICTED STOCK AWARD

The restricted shares ("Restricted Stock") granted to you by TODCO (the "Company") of Class A Common Stock ("Common Stock") of the Company are subject to the terms and conditions set forth in the TODCO Long-Term Incentive Plan (the "Plan"), any rules and regulations adopted by the Company's adopted by the Executive Compensation Committee of the Company's Board of Directors (the "Committee"), any additional terms and conditions set forth in this Appendix A which forms a part of the attached award letter to you ("Award Letter") and the Prospectus for the Plan. Any terms used in this Appendix A and not defined in the Award Letter or this Appendix A have the meanings set forth in the Plan. In the event there is an inconsistency between the terms of the Plan and this Appendix A, the terms of the Plan will control.

VESTING OF RESTRICTED STOCK

Unless vested on an earlier date as provided in this Appendix A, the Restricted Stock granted pursuant to your Award Letter will vest on the Vesting Date as set forth in your Award Letter.

In certain circumstances described in paragraphs 4 and 5 below, your Restricted Stock may vest before the Vesting Date.

RESTRICTIONS ON THE RESTRICTED STOCK

         Until your Restricted Stock has vested, you may not sell, transfer, assign or pledge the shares. Stock certificates representing your Restricted Stock will be registered in your name as of the Award Date, but will be held by the Company on your behalf until such shares vest. When shares of your Restricted Stock vest, a certificate representing such shares will be delivered to you (or, in the event of your death, to your beneficiary under the Plan) as soon as practicable.

DIVIDENDS AND VOTING

         You will have the right to vote your Restricted Stock. From the Award Date, all cash dividends payable with respect to your Restricted Stock will be paid directly to you at the same time dividends are paid with respect to all other shares of Common Stock.

TERMINATION OF EMPLOYMENT

GENERAL. The following rules apply to the vesting of your Restricted Stock in the event of your termination of employment with the Company.

DEATH OR DISABILITY. If your employment is terminated by reason of death or disability (as determined by the Committee), all of your shares of Restricted Stock will immediately vest.

CONVENIENCE OF THE COMPANY. If your employment is terminated for the convenience of the Company (as determined by the Committee) or if you retire for the convenience of the Company (as determined by the Committee), all of your shares of Restricted Stock will immediately vest.

OTHER TERMINATION OF EMPLOYMENT. If your employment terminates for any reason other than those provided in clauses (i) and (ii) above, any of your shares of Restricted Stock which have not vested prior to your termination of employment will be forfeited, unless otherwise determined by the Committee.

ADJUSTMENTS BY THE COMMITTEE. The Committee may, in its sole discretion, exercised before or after your termination of employment, accelerate the vesting of all or any portion of your shares of Restricted Stock.

COMMITTEE DETERMINATIONS. The Committee shall have absolute discretion to determine the date and circumstances of termination of your employment, and its determination shall be final, conclusive and binding upon you.

CHANGE IN CONTROL

         All of your shares of Restricted Stock will vest immediately upon a Change in Control of the Company.

INCOME TAX WITHHOLDING

You should consult the TODCO Long-Term Incentive Plan Prospectus for a general summary of the federal income tax consequences of your shares of Restricted Stock based on currently applicable provisions of the Internal Revenue Code (the "Code") and related regulations. The summary does not discuss state and local tax laws, which may differ from the federal tax law. For these reasons, you are urged to consult your own tax advisor regarding the application of the tax laws to your particular situation.

You must make arrangements satisfactory to the Company to satisfy any applicable federal, state or local withholding tax liability arising from the grant or vesting of your Restricted Stock. You can either make a cash payment to the Company of the required amount or, if you do not make a Section 83(b) election, you can elect to satisfy your withholding obligation by having the Company retain a certain number of shares of Common Stock having a value equal to the amount of your minimum statutory withholding obligation from the shares otherwise deliverable to you upon the vesting of your Restricted Stock. If you fail to satisfy your withholding obligation in a time and manner satisfactory to the Company, the Company shall have the right to withhold the required amount from your salary or other amounts payable to you.

RESTRICTIONS ON RESALE

         Other than the restrictions referenced in paragraph 2, there are no restrictions imposed by the Plan on the resale of Common Stock acquired under the Plan. However, under the provisions of the Securities Act of 1933 (the "Securities Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC"), resales of shares acquired under the Plan by certain officers and directors of the Company who may be deemed to be "affiliates" of the Company must be made pursuant to an appropriate effective registration statement filed with the SEC, pursuant to the provisions of Rule 144 issued under the Securities Act, or pursuant to another exemption from registration provided in the Securities Act. At the present time, the Company does not have a currently effective registration statement pursuant to which such resales may be made by affiliates. There are no restrictions imposed by the SEC on the resale of shares acquired under the Plan by persons who are not affiliates of the Company.

EFFECT ON OTHER BENEFITS

         Income recognized by you as a result of your Restricted Stock award will not be included in the formula for calculating benefits under any of the Company's retirement and disability plans or any other benefit plans.

If you have any questions regarding your Restricted Stock award or would like to obtain additional information about the Plan, please contact the Company's General Counsel, TODCO, 2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas 77042 (telephone (713) 278-6000). Your Award Letter and this Appendix A contain the formal terms and conditions of your award and accordingly should be retained in your files for future reference.

                               [TODCO LETTERHEAD]

________________, 2004

[INSERT NAME]
[INSERT ADDRESS]

Dear _________:

Effective as of ____________ (the "Award Date"), TODCO (the "Company") hereby grants to you ________ restricted shares ("Restricted Stock") of the Company's Class A Common Stock ("Common Stock") in accordance with the TODCO Long-Term Incentive Plan (the "Plan"). Your award is more fully described in the attached Appendix A, Terms and Conditions of Non-Employee Director Restricted Stock Award.

Unless otherwise provided in the attached Appendix A, your Restricted Stock will become 100% and fully vested on the tenth anniversary of the Award Date (the "Vesting Date"); provided, however, that you must be in continuous service as a Director of the Company from the Award Date through the Vesting Date in order for your Restricted Stock to vest. In the event that the Vesting Date is a Saturday, Sunday or holiday, you will instead obtain that 100% vested right on the first business day immediately following the Vesting Date.

Your Restricted Stock is subject to the terms and conditions set forth in the enclosed Plan, any additional terms and conditions set forth in the attached Appendix A and the Prospectus for the Plan, and any rules and regulations adopted by the Company's Board of Directors.

This award letter and the attachments contain the formal terms and conditions of your award and accordingly should be retained in your files for future reference.

Very truly yours,

Jan Rask
President and Chief Executive Officer

Enclosures

                                   APPENDIX A
                                 TO AWARD LETTER
                                      DATED
                               [_________________]

                             TERMS AND CONDITIONS OF
                  NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD

The restricted shares ("Restricted Stock") granted to you by TODCO (the "Company") of Class A Common Stock ("Common Stock") of the Company are subject to the terms and conditions set forth in the TODCO Long-Term Incentive Plan (the "Plan"), any rules and regulations adopted by the Company's Board of Directors (the "Board"), any additional terms and conditions set forth in this Appendix A which forms a part of the attached award letter to you ("Award Letter") and the Prospectus for the Plan. Any terms used in this Appendix A and not defined in the Award Letter or this Appendix A have the meanings set forth in the Plan. In the event there is an inconsistency between the terms of the Plan and this Appendix A, the terms of the Plan will control.

VESTING OF RESTRICTED STOCK

Unless vested on an earlier date as provided in this Appendix A, the Restricted Stock granted pursuant to your Award Letter will vest on the Vesting Date as set forth in your Award Letter.

In certain circumstances described in paragraphs 4 and 5 below, your Restricted Stock may vest before the Vesting Date.

RESTRICTIONS ON THE RESTRICTED STOCK

         Until your Restricted Stock has vested, you may not sell, transfer, assign or pledge the shares. Stock certificates representing your Restricted Stock will be registered in your name as of the Award Date, but will be held by the Company on your behalf until such shares vest. When shares of your Restricted Stock vest, a certificate representing such shares will be delivered to you (or, in the event of your death, to your beneficiary under the Plan) as soon as practicable.

DIVIDENDS AND VOTING

         You will have the right to vote your Restricted Stock. From the Award Date, all cash dividends payable with respect to your Restricted Stock will be paid directly to you at the same time dividends are paid with respect to all other shares of Common Stock.

TERMINATION OF SERVICE

GENERAL. The following rules apply to the vesting of your Restricted Stock in the event of your termination of service as a Director of the Company.

DEATH OR DISABILITY. If your service is terminated by reason of death or disability (as determined by the Board), all of your Restricted Stock will immediately vest.

FAILURE TO BE RE-ELECTED OR RE-NOMINATED. If your service is terminated because you fail to be re-elected or re-nominated for service as a Director, all of your Restricted Stock will immediately vest; provided, however, that your failure to be re-nominated is not for cause (as determined by the Board).

AT THE BOARD'S REQUEST. If you resign as a Director at the request of the Board based upon a determination made by the Board, in its sole discretion, that your resignation would be in the best interests of the Company, all of your Restricted Stock will immediately vest.

OTHER TERMINATION OF SERVICE. If your service terminates for any reason other than those provided in clauses (i) through (iii) above, any of your shares of Restricted Stock which have not vested prior to your termination of service will be forfeited unless otherwise determined by the Board.

BOARD DETERMINATIONS. The Board shall have absolute discretion to determine the date and circumstances of termination of your service, and its determination shall be final, conclusive and binding upon you.

CHANGE IN CONTROL

         All of your Restricted Stock will vest immediately upon a Change in Control of the Company.

INCOME TAX WITHHOLDING

         You must make arrangements satisfactory to the Company to satisfy any applicable federal, state or local withholding tax liability arising from the grant or vesting of your Restricted Stock. You can either make a cash payment to the Company of the required amount or, if you do not make a Section 83(b) election, you can elect to satisfy your withholding obligation by having the Company retain a certain number of shares of Common Stock having a value equal to the amount of your minimum statutory withholding obligation from the shares otherwise deliverable to you upon the vesting of your Restricted Stock. If you fail to satisfy your withholding obligation in a time and manner satisfactory to the Company, the Company shall have the right to withhold the required amounts payable to you.

RESTRICTIONS ON RESALE

         Other than the restrictions referenced in paragraph 2, there are no restrictions imposed by the Plan on the resale of Common Stock acquired under the Plan. However, under the provisions of the Securities Act of 1933 (the "Securities Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC"), resales of Common Stock acquired under the Plan by certain Directors of the Company who may be deemed to be "affiliates" of the Company must be made pursuant to an appropriate effective registration statement filed with the SEC, pursuant to the provisions of Rule 144 issued under the Securities Act, or pursuant to another exemption from registration provided in the Securities Act. The Company has filed an effective registration statement with the SEC. There are no restrictions imposed by the SEC of Common Stock acquired under the Plan by persons who are not affiliates of the Company.

If you have any questions regarding your Restricted Stock award or would like to obtain additional information about the Plan, please contact the Company's General Counsel, TODCO, 2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas 77042 (telephone (713) 278-6000). Your Award Letter and this Appendix A contain the formal terms and conditions of your award and accordingly should be retained in your files for future reference.